UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):   June 29, 2005

 KFX INC.
 (Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

55 Madison Street, Suite 745 Denver, Colorado, USA		80206
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 not applicable
(Former name or former address, if changed since last report)

Section 7.  Regulation FD

Item 7.01  Regulation FD Disclosure

750,000 tons per year Gillette, Wyoming Project Update

We remain on schedule to complete our 750,000 tons per year (TPY) Gillette, Wyoming facility during the summer of 2005.  Facility testing and start-up operations will commence thereafter, with production anticipated to begin in the fourth quarter of 2005.  During the month of June, we installed structural steel to the 145 foot level with slightly less than 20 feet remaining to complete the processing structure, installed grating and handrailing to the 110 foot level, lifted and put in the fines bin as well as various chutes, installed the boiler stack, began work on the incinerator and water treatment facilities, and lifted and welded into position the two coal feed bins for each processor.

Additionally, our Board of Directors at its June 21, 2005 quarterly meeting approved the pre-purchase of steel for additional processing units and coal-fired boilers for either additional sites or the potential expansion of Gillette, Wyoming facility.

Please visit www.kfx.com for more information and to view the most recent construction photos of our 750,000 tons per year facility.

Section 8.  Other Events

Item 8.01  Other Events

Please see Item 7.01 above.

Section 9.  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Title or Description
99	Photographs depicting plant construction and installation of processing vessels

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFx Inc.

Date: June 29, 2005	By: /s/ Matthew V. Elledge
Matthew V. Elledge
Vice President and Chief Financial Officer

KFx INC.
EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

99	Photographs depicting plant construction and installation of processing vessels